EXHIBIT 10.49

ADDENDUM TO CONSULTING AGREEMENT

This Addendum to Consulting Agreement (this “Addendum”) is entered into for the purpose of amending the Consulting Agreement between IR Agency LLC (the “Consultant” or “IR Agency”) and Virpax Pharmaceuticals, Inc. (“you,” the “Client” or the “Company”) dated as of [__], to provide for the purchase of additional Services by the Company under the Agreement. All initially capitalized terms not otherwise defined in this Addendum shall be give the meaning ascribed thereto in the Agreement.

1.	Terms and Conditions. Except has modified hereby, the terms and conditions of the Agreement pursuant to which the Company engages the Consultant to provide Services remain in full force and effect. Should the terms of this Addendum and the Agreement conflict, the terms of this Addendum shall govern.

2.	Compensation. The first sentence of Section 3(a) of the Agreement is hereby deleted and replaced in its entirety with the following: “(a) As consideration for the performance of the Services hereunder, upon the date of the execution and delivery of this Addendum, the Client shall pay to the Consultant the sum of One Million Seven Hundred Thousand Dollars ($1,700,000) in cash via Bank Wire Transfer for providing the Services for a six (6) Month term starting on [__].”

3.	Acceptance. Please confirm that the foregoing is in accordance with the Company’s understanding by signing and returning this Addendum, which will thereupon constitute a binding contract between the Company and IR Agency, LLC as of [__]. The undersigned officers of IR Agency, LLC and the Company represent that they have the authority to bind IR Agency and the Company, respectively. This Addendum may be executed in counterparts and with electronic or facsimile signatures.

IR Agency LLC

By:

Print Name: Rafael Pereira

Virpax Pharmaceuticals Inc.

By:

Print Name: Jatinder Dhaliwal

Position: